Exhibit 5.2

CF Bermuda Holdings Limited
Sterling House
16 Wesley Street
Hamilton HM 11
Bermuda
Our ref: 7598-003
August 10, 2023
Dear Sirs/Madams,
CF Bermuda Holdings Limited – Registration Statement on Form S-4
We have acted as special legal counsel in Bermuda to CF Bermuda Holdings Limited, a Bermuda exempted company (the “Company”), in connection with the registration statement on Form S-4 filed by, inter alios, the Company as a Guarantor (as defined below) on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933 (the “Securities Act”) (such registration statement being hereinafter referred to as the “Registration Statement”) relating to up to US$500,000,000 aggregate principal amount of the issued and outstanding 7.400% Senior Notes due 2028 of F&G Annuities & Life, Inc., a Delaware corporation (“F&G”) (the “Exchange Notes”) to be issued pursuant to an offer to exchange such Exchange Notes for a like principal amount of F&G’s issued and outstanding 7.400% Senior Notes due 2028 (the “Original Notes”), as contemplated by that certain Registration Rights Agreement dated as of January 13, 2023.
The Exchange Notes are to be issued under the Indenture, dated as of January 13, 2023 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 13, 2023 (the “First Supplemental Indenture”), in each case among F&G, certain guarantors thereunder (the “Delaware Guarantors”) and Citibank, N.A., as trustee (the “Trustee”), and the Second Supplemental Indenture, dated as of January 26, 2023 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company (together with the Delaware Guarantors, the “Guarantors” and each a “Guarantor”) and the Trustee. The Indenture provides for the guarantee of the Original Notes and the Exchange Notes by the Guarantors.

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1.For the purpose of giving this opinion, we have reviewed the following documents (collectively, the “Documents”):
1.1a copy of the Registration Statement;
1.2a copy of the Indenture;
1.2copies of the memorandum of association and the bye-laws of the Company (together the “Constitutional Documents”), each certified by the Secretary of the Company under the Secretary’s Certificate (as defined below);
1.3a copy of the unanimous written resolutions (the “Resolutions”) of the board of directors of the Company (the “Board”) dated January 26, 2023, as certified by the Secretary of the Company under the Secretary’s Certificate;
1.4a copy of a certificate of compliance from the Registrar of Companies in Bermuda in respect of the Company dated August 10, 2023, as certified by the Secretary of the Company under the Secretary’s Certificate;
1.5a certificate in respect of the Company signed by the Secretary of the Company and dated the date hereof (the “Secretary’s Certificate”); and
1.5such other documents in relation thereto as we have deemed necessary in order to render the opinions given below.
2.We have assumed for the purposes of this opinion:
2.1the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;
2.2that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;
2.3the accuracy and completeness of all factual representations made in the Documents reviewed by us;

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2.3that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Indenture;
2.4that the resolutions set forth in the Resolutions are in full force and effect, have not been rescinded or amended and that there is no matter affecting the authority of the directors to effect entry by the Company into the Indenture, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;
2.5that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein;
2.6that there is no provision of the laws or regulations of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed in this opinion;
2.7the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the Indenture, and the due execution and delivery thereof by each party thereto; and
2.8the Company is able to pay its liabilities as they become due.
3.On the basis of and subject to the foregoing, and further subject to the reservations set out below and any matters not disclosed to us, we are of the opinion that:
3.1The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
3.2The Company has the necessary power and authority to enter into and perform its obligations under the Indenture. The execution and delivery of the Indenture by the Company and the performance by the Company of its obligations thereunder will not violate the Constitutional Documents nor any applicable law, regulation order or decree in Bermuda.

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3.3The Company has taken all corporate action required to authorise its execution, delivery and performance of the Indenture. The Indenture has been duly executed and delivered by or on behalf of the Company and constitutes the valid and binding obligations of the Company in accordance with the terms thereof.
4.The obligations of the Company under the Indenture (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors including (without limiting the foregoing) the provisions of Part IVA of the Conveyancing Act 1983, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available where damages are considered to be an adequate remedy, (d) may not be given effect to by a Bermuda court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect to the extent they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
5.We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.
6.This opinion is issued solely for the purposes of the filing of the Registration Statement with the Commission and shall not be relied upon in respect of any other matter.
7.This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.
8.We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are

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experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ ASW Law Limited

ASW Law Limited | Crawford House | 50 Cedar Avenue | PO BOX HM2879 | Hamilton | HMLX | Bermuda | T. +1 441 295 6566 | F. +1 441 295 6566 | W. www.aswlaw.com